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                                                                   EXHIBIT 10.1
                             DISTRIBUTION AGREEMENT


         THIS DISTRIBUTION AGREEMENT (the "Agreement"), is made as of the 31st day of December, 1996, between PAGES, INC., a Delaware Corporation
("Pages"), and CA SHORT COMPANY, a Delaware Corporation ("CA Short").


BACKGROUND STATEMENTS:

         A. Pages is the holder of all the issued and outstanding shares of capital stock of CA Short.

         B. It is the intention of Pages to distribute approximately all of the currently issued and outstanding capital stock of CA Short held by it to the stockholders of Pages.

         C. Pages and CA Short have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and to set forth other agreements that will govern certain other matters following such distribution.

         In consideration of the mutual covenants and agreements made herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01 GENERAL. As used in this Agreement and the Exhibits hereto, the following terms shall have the following meanings:

         ACTION: any action, suit arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         AFFILIATE: a legal entity or association which, directly or indirectly, is controlled by, is in control of, or under common control with the legal entity or association with reference to which the term "affiliate" is used.


         ASSUMED LIABILITIES: all liabilities arising from the conduct or operation of the CA Short Business or the ownership, or use of assets in connection therewith whether arising before, on or after the Distribution Date, including without limitation, CA Short employee benefit plans and the Liabilities set forth or referred to in the audited financial statements of CA Short included within the Form 10.

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         CA SHORT BUSINESS: the business involving the creation, marketing and administration of safety, sales incentive, service recognition, and holiday gift awards programs for businesses.

         CODE: the Internal Revenue Code of 1986, as amended, or, as the context may require, the Internal Revenue Code applicable to the pre-Distribution year in question.

         COMMISSION:  the Securities and Exchange Commission.

         DETERMINATION: means a "determination" as defined by Section 1313(a) of the Code.

         DISTRIBUTION: the distribution to holders of Pages Common Stock of all of the shares of Short Common Stock owned by Pages.


         DISTRIBUTION AGENT: The Huntington National Bank as distribution agent appointed by Pages to assist in the distribution of copies for the Information Statement and to distribute certificates for shares of Short Common Stock pursuant to the Distribution.



         DISTRIBUTION DATE: the date of effecting the Distribution, which shall occur on the Record Date.


         EXCHANGE ACT:  the Securities Exchange Act of 1934, as amended.

         FORM 10: the registration statement on Form 10 to be filed by CA Short with the Commission to effect the registration of Short Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.

         INCOME TAXES:  means all Taxes based upon or measured by income.

         INFORMATION STATEMENT: the information statement, constituting a part of the Form 10, in the form to be distributed to the holders of Pages Common Stock as of the Record Date in connection with the Distribution, and as it may be amended or supplemented subsequent to such dissemination.

         IRS:  means the Internal Revenue Service.

         LIABILITIES: any and all claims, debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitration of any kind, and those arising under any contract, commitment or undertaking.

         PAGES BUSINESS: the business involving the publishing and distribution of children's leisure-based literature.

         PAGES COMMON STOCK: the shares of common stock, par value $.01 per share, of Pages.

         PAGES LIABILITIES: all of (i) the Liabilities of Pages under this Agreement, and (ii) the Liabilities of Pages, whether arising before, on or after the Distribution Date.


         RECORD DATE:  the close of business on December 31, 1996.



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         RETURN: means returns, reports and forms required to be filed with respect to Taxes.

         SHORT COMMON STOCK: the shares of common stock, par value $.01 per share, of CA Short.

         SHORT LIABILITIES: all of (i) the Liabilities of CA Short under this Agreement, (ii) the Assumed Liabilities, and (iii) the Liabilities arising out of any of the documents or instruments executed and delivered by CA Short pursuant to the transactions contemplated hereby.

         TAXES: means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, capital stock, net worth, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto.

         TAXING AUTHORITY: means governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of taxes.

         TAX LAWS: means the Code, federal, state, county, local, or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

                                   ARTICLE II

                                THE DISTRIBUTION

         2.01     COOPERATION PRIOR TO THE DISTRIBUTION.

                  (a) Subject to the provisions of Section 2.02, Pages and CA Short shall prepare, and CA Short shall file with the Commission, the Form 10 which shall include the Information Statement. Pages and CA Short shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act. Pages and CA Short shall prepare, and Pages shall mail to the holders of Pages Common Stock as of the Record Date, the Information Statement, which shall set forth appropriate disclosure concerning CA Short, the Distribution and any other appropriate matters.

                  (b) CA Short shall use its reasonable best efforts to cause at least one securities broker to agree to act as a market maker for the Short Common Stock on the NASD OTC Electronic Bulletin Board Service.

                  (c) In addition to the Activities specifically provided for elsewhere herein, each of Pages and CA Short will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

         2.02 PAGES BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION. Pages' Board of Directors shall, in its discretion, establish the Record Date and the Distribution Date and any


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 appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall, unless waived by Pages, have been satisfied:

         (a) Pages' Board of Directors shall have finally approved the Distribution;

         (b) the Distribution shall be payable in accordance with applicable law and all necessary regulatory approvals shall have been received;

         (c) the Form 10 shall have become effective under the Exchange Act;

         (d) Pages shall have received a favorable response to its request to the Commission for "no-action" and "interpretative" positions with respect to the Distribution;

         (e) Pages shall have received the opinion in form and substance acceptable to it of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. (the "Tax Opinion") to the effect that there is a reasonable basis for treating the Distribution as a transaction qualifying under Section 355 of the Internal Revenue Code the Distribution will be a tax-free spin-off under the Code;


         (f) CA Short shall have executed and delivered to Pages a subordinated promissory note in the principal amount of $5,000,000 payable to Pages bearing interest at the rate of 7% per annum, payable as described in the Form 10;



         (g) Pages' lender shall have consented to the Distribution CA Short;

         (h) CA Short shall have received a commitment for a credit facility in the minimum amount of $4.5 million upon terms acceptable to Pages' Board of Directors;

         (i) Pages Board of Directors shall have received a fairness opinion with respect to the Distribution from an investment banking firm;

         (j) CA Short shall have obtained insurance (or binders therefor) providing coverage to CA Short and its directors and officers for Director and Officer Liability matters reasonably satisfactory to CA Short; and

         (k) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission and no statute, rule, regulation or executive order promulgated by any governmental authority shall be in effect which would make illegal or otherwise prevent the Distribution.


         2.03 THE DISTRIBUTION. The Distribution shall be effective on the Distribution Date and Pages shall no longer be the owner of any shares of Short Common Stock as of that date even though certificates evidencing the ownership of Short Common Stock are not mailed until later. On the Distribution Date, subject to the conditions set forth in this Agreement, Pages shall deliver to the Distribution Agent a certificate or certificates representing all of the Short Common Stock then held by Pages, endorsed in blank, and shall instruct the Distribution Agent, except as otherwise provided in Section 2.04, to distribute to each holder of record of Pages Common Stock on the Record Date a certificate or certificates representing one and one half shares of Short Common Stock for each ten shares of Pages




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Common Stock so held. CA Short agrees to provide all certificates for shares of CA Short Common Stock that the Distribution Agent shall require in order to effect the Distribution.


         2.04 SALE OF FRACTIONAL SHARES. The Distribution Agent shall not distribute any fractional share of Short Common Stock ("Fractional Share") to any holder of Pages Common Stock. The Distribution Agent shall aggregate all such Fractional Shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales and within forty-five (45) trading days after the Distribution Date, distribute a pro rata portion of the proceeds from such sales, based upon the average gross selling price of all such Short Common Stock, less appropriate deductions of any amount required for tax withholding purposes and a pro rata portion of the aggregate brokerage charges, commissions and transfer taxes payable in connection with such sales, to each holder of Pages Common Stock who would otherwise have received a Fractional Share.


         2.05 FEES AND EXPENSES OF DISTRIBUTION AGENT. The fees and expenses of the Distribution Agent shall be paid by Pages.

         2.06 COOPERATION AFTER THE DISTRIBUTION. CA Short shall use its reasonable best efforts to ensure that the representations of CA Short set forth in the Tax Opinion are true and correct and continue after the Distribution to be true and correct.

                                  ARTICLE III

                            TRANSITION ARRANGEMENTS

         3.01 CONDUCT OF CA SHORT BUSINESS PENDING DISTRIBUTION. Prior to the Distribution Date, CA Short shall not, without the prior consent in writing of Pages, make any public announcement or issue any press release regarding the Distribution and each of Pages and CA Short shall use its best efforts not to take any action which may prejudice or delay the consummation of the Distribution.

         3.02 SUBORDINATED NOTE. On the Distribution Date, CA Short shall execute and deliver to Pages a Subordinated Note in the principal amount of $5,000,000 and Security Agreement as described in the Form 10.

                                   ARTICLE IV

                                INDEMNIFICATION

         4.01 CA SHORT INDEMNIFICATION OF PAGES. On and after the Distribution Date, CA Short shall indemnify, defend and hold harmless Pages and each of its directors, officers and Affiliates other than CA Short (the "Pages Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and expenses in connection with any and all Actions or threatened Actions) (collectively, "Indemnifiable Losses") incurred or suffered by any of the Pages Indemnitees and arising out of, or due to the failure of CA Short to pay, perform or otherwise discharge, any of the Short Liabilities.


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         4.02 PAGES INDEMNIFICATION OF CA SHORT. On and after the Distribution
Date, Pages shall indemnify, defend and hold harmless CA Short and each of its directors, officers and Affiliates other than Pages (the "Short Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Short Indemnitees and arising out of, or due to the failure of Pages to pay, perform or otherwise discharge, any of the Pages Liabilities.

         4.03 CA SHORT RELEASE OF CLAIMS AGAINST PAGES INDEMNITIES. Except as otherwise provided in this Agreement, CA Short hereby releases, effective upon the Distribution Date, the Pages Indemnitees from and against any claim that CA Short may have against any such Pages Indemnitee which relates to events, actions or omissions taken or occurring prior to the distribution Date; provided, however, that the foregoing release shall not apply to Pages' obligations to satisfy any of the Pages Liabilities.

                                   ARTICLE V

                           INDEMNIFICATION PROCEDURES

         5.01 NOTICE AND PAYMENT OF CLAIMS. If any Pages Indemnitee or Short Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article IV (other than in connection with any Action or claim subject to Section 5.02), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within thirty (30) days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of is rights under applicable law to collect such amount.

         5.02 NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. Promptly following the earlier of (a) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (b) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 5.02 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may
(a) by giving written notice thereof to the Indemnified Party, acknowledge liability for and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (b) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 5.02; provided that if the Indemnifying Party does not within the same 30 day period give the Indemnified Party


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written notice objecting to such claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged its liability for such Third-Party Claim. Any contest of a Third-Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Notwithstanding anything in this Article V to the contrary, such Indemnifying Party shall not waive its attorney-client privilege in connection with such Third-Party Claim without the prior written consent of the Indemnified Party. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability of indemnification under Article IV, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within fifteen (15) days after the final resolution of such third-Party Claim (whether by the final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnifying Party has not acknowledged liability, within fifteen (15) days after such Indemnifying Party's objection has been resolved by settlement, compromise or the final nonappealable judgment of a court of competent jurisdiction.

                                   ARTICLE VI

                       ACCESS TO INFORMATION AND SERVICES

         6.01 PROVISION OF CORPORATE RECORDS. Upon CA Short's request, Pages shall arrange as soon as practicable following the Distribution Date for the delivery to CA Short of existing CA Short corporate records in the possession of Pages, together with all active agreements and any active litigation files relating to the CA Short Businesses, except to the extent such items are already in the possession of CA Short. Such records shall be the property of CA Short, but shall be available to Pages for review and duplication until Pages shall notify CA Short in writing that such records are no longer of use to Pages.

         6.02 ACCESS TO INFORMATION. From and after the Distribution Date, Pages shall afford to CA Short and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts,


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instruments, computer data and other data and information (collectively,
"Information") within Pages' possession relating to the CA Short Business, insofar as such access is reasonably required by CA Short. CA Short shall afford to Pages and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within CA Short's possession relating to the Pages Business, insofar as such access is reasonably required by Pages. Information may be requested under this Article VI for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated in this Agreement.

         6.03 SECURITIES FILINGS. For a period of five years following the Distribution Date, each of Pages and CA Short shall provide to the other, promptly following such time at which such documents shall be filed with the Commission, copies of all documents which shall be publicly filed with the Commission pursuant to the periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         6.04 PROVISION OF SERVICES. Following the Distribution Date, each party upon written request, shall make available to the other party, during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, tax, accounting, legal, employee benefits and similar staff services (collectively "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax return, audits, claims, litigation or administration of employee benefit plans, and otherwise to assist in effecting an orderly transition following the Distribution.

         6.05 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of Pages and CA Short shall use reasonable efforts to make available to the other, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with legal, administrative or other proceedings in which the requesting party may from time to time be involved.

         6.06 REIMBURSEMENT. A party providing Information or Services to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information or services.

         6.07 RETENTION OF RECORDS. For the period of five (5) years following the Distribution Date, each of Pages and CA Short shall retain all information relating to the other, except as otherwise required by law or except to the extent that such information is in the public domain or in the possession of the other party; provided, however, after the expiration of such retention period, such information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal (a) the party proposing to destroy or otherwise dispose of such information provide not less than ninety (90) days prior written notice to the other, specifying in reasonable detail the information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such

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requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested, at the expense of the party requesting such information.


         6.08 CONFIDENTIALITY. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and cause its employees and agents to keep strictly confidential any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under any provisions of this Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to information which (i) at the time of disclosure was in the public domain, not as a result of improper acts by the receiving party, (ii) was already independently in the possession of the receiving party at the time of disclosure or (iii) is received by the receiving party from a third party who did not receive such information from the disclosing party under an obligation or confidentiality.


                                  ARTICLE VII

                                  TAX MATTERS

         7.01 TAX INDEMNIFICATION BY PAGES. Pages shall indemnify and hold CA Short and any successor corporation thereto or Affiliate thereof harmless from and against the following Taxes arising from or attributable to the business or operations of CA Short or Pages or their respective Affiliates:

                  (a) any and all Taxes arising in or attributable to any taxable period ending (or deemed, pursuant to Section 7.03, to end) on or before the Distribution Date except for Taxes of CA Short which are not yet due and payable as of the Distribution Date and are provided for in the financial statements of CA Short; and

                  (b) any several liability of such Pages and CA Short under Treasury Regulations Section 1.1502 - 6 or under any comparable or similar provisions under state, local or foreign laws or regulations for periods ending on or prior to the Distribution Date.


         7.02 TAX INDEMNITY BY CA SHORT. CA Short shall indemnify and hold Pages and any successor corporations thereto and any Affiliates (other than Pages) thereof harmless from and against the following Taxes arising from or attributable to the CA Short Business: (a) any and all Taxes arising in or attributable to any taxable period beginning (or deemed, pursuant to Section 7.03, to begin) after the Distribution Date, due or payable by CA Short or by Pages; (b) Taxes arising in or attributable to any taxable period ending (or deemed pursuant to Section 7.03, to end) on or before the Distribution Date to the extent provided for in the financial statements of CA Short and not yet due and payable as of the Distribution Date. CA Short shall not be obligated hereunder to indemnify Pages in the event that the Distribution does not constitute a tax-free spin-off under Section 355 of the Internal Revenue Code.


         7.03     ALLOCATION OF CERTAIN TAXES:

                  (a) CA Short and Pages agree that if CA Short or Pages are permitted but not required under applicable foreign, state or local tax laws to treat the Distribution Date as the last day of a taxable


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period, CA Short and Pages shall treat such day as the last day of a taxable period. CA Short and Pages agree that they will treat CA Short as if such entity ceased to be part of Pages' affiliated group, within the meaning of
Section 1504 of the Code, as of the close of business on the Distribution Date.

                  (b) Any Taxes for a taxable period beginning before the Distribution Date and ending after the Distribution Date with respect to CA Short shall be paid by Pages or CA Short, and the Taxes for such period shall be apportioned for purposes of Section 7.01 and Section 7.02 between Pages and CA Short based on the portion of such period ending on the Distribution Date and the portion of such period beginning on the day following the Distribution Date, and for purposes of this Agreement, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

         7.04     FILING RESPONSIBILITY.

                  (a) Pages shall prepare and file or shall cause CA Short to prepare and file the following Returns with respect to CA Short:

                           (i) all Returns relating to Taxes for any taxable period ending on or before the Distribution Date other than Returns for Taxes referred to in Section 7.03(b), and

                           (ii) all other Returns required to be filed (taking into account extensions) on or before the Distribution Date.

                  (b) CA Short shall, subject to the provisions of Section 7.04(c), prepare and file all other Returns with respect to CA Short required to be filed (taking into account extensions) after the Distribution Date.

                  (c) With respect to any Return for taxable periods beginning before the Distribution Date and ending after the Distribution Date, CA Short shall consult with Pages concerning each such Return and report all items with respect to the period ending on the Distribution Date in accordance with the instructions of Pages, unless otherwise agreed by Pages and CA Short. CA Short shall provide Pages with a copy of each proposed Return at least thirty (30) days prior to the filing of such Return, and Pages may provide comments to CA Short, which comments shall be delivered to CA Short within fifteen (15) days after receiving such copies from CA Short.

         7.05     REFUNDS AND CARRYBACKS.

                  (a) Pages shall be entitled to an amount equal to any refunds or credits of Taxes attributable to taxable periods (or portions thereof, determined in accordance with Section 7.03(b)) ending on or before the Distribution Date, other than any such refunds or credits provided for in the financial statements of CA Short.

                  (b) CA Short shall be entitled to any refunds or credits of Taxes attributable to taxable periods (or portions thereof, determined in accordance with Section 7.03(b)) beginning on or after the Distribution Date or provided for in the financial statements of CA Short.


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                  (c) CA Short agrees that, with respect to any Tax, CA Short shall not carry back any item of loss, deduction or credit which arises in any taxable period ending after the Distribution Date ("subsequent loss") into any taxable period ending on or before the Distribution Date. If a subsequent loss with respect to any Tax is carried back into any taxable period ending on or before the Distribution Date, Pages shall be entitled to any refund or credit of Taxes realized as a result thereof.

         7.06     COOPERATION AND EXCHANGE OF INFORMATION.

                  (a) CA Short and Pages and their respective Affiliates shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Distribution Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

                  (b) Pages shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Distribution Date with respect to CA Short. CA Short shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to CA Short, provided that, with respect to any state, local and foreign Taxes for any taxable period beginning before the Distribution Date and ending after the Distribution Date, CA Short or Pages, as the case may be, shall keep the other party duly informed and shall consult with each other with respect to the resolution of any issue that would adversely affect the other party, and not settle any such issue, without the consent of the affected party, which consent shall not unreasonably be withheld.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

         8.01 ASSUMPTIONS OF ALL ASSUMED LIABILITIES. Pages agrees to obtain consents, permits and authorizations necessary to permit CA Short to assume, and CA Short agrees to assume from Pages, any Assumed Liability which has not been assumed by CA Short by the Distribution Date.

         8.02 COLLECTION OF ACCOUNTS. After the Distribution Date, Pages agrees promptly to transfer or deliver to CA Short any cash or other property received directly or indirectly after the Distribution Date by Pages in respect of any CA Short accounts receivable.


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         8.03 EXPENSES. Except as specifically provided in this Agreement, all internal costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement (collectively, the "Distribution Costs and Expenses") shall be paid by the party incurring such costs and expenses. Except as specifically provided in this Agreement, all out-of-pocket Distribution Costs and Expenses (including transfer taxes and the fees and expenses of all counsel, accountants and financial and other advisors) shall be paid by Pages, it being agreed such Distribution Costs and expenses are properly costs and expenses of Pages. Without limiting the foregoing sentence, it is understood and agreed that Pages shall pay the legal, filing, accounting, printing and other accountable and out-of-pocket expenditures in connection with the preparation, printing and filing of the Form 10.


         8.04 ADDITIONAL ASSURANCES. Pages and CA Short agree to cooperate with respect to the implementation of this Agreement and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated hereby. Pages and CA Short agree that they will not take any action inconsistent with the facts and representations set forth in the "no-action letter" request filed with the Commission in connection with the Distribution or the conditions of the "no-action letter" received from the Commission in connection with the Distribution and will use their best efforts to cause the facts to remain true and correct, to satisfy such conditions and to maintain the effectiveness of such letter and, if either Pages or CA Short shall take any such inconsistent action, or fail to use such best efforts, it will indemnify the other party for any expense or Liability incurred as a consequent thereof.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.01 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida.

         9.02 CONSTRUCTION. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

         9.03 ARBITRATION. Any controversy regarding, connected with or arising from this Agreement, shall be settled by informal, speedy and binding arbitration in Pinellas County, Florida. The conduct of the arbitration shall be governed by Florida Arbitration Code.

         9.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         9.05 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         9.06 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Pages without the approval of CA Short. In the event of such termination, no party shall have any liability of any kind to any other party.

         9.07 EXHIBITS. Exhibits to this Agreement shall be deemed to be an integral part hereof, and schedules or exhibits to such Exhibits shall be deemed to be an integral part thereof.

         9.08 AMENDMENTS; WAIVERS. This Agreement may be amended or modified only in writing executed on behalf of Pages and CA Short. No waiver shall operate to waive any further or future act and no failure to object of forbearance shall operate as a waiver.

         9.09 NOTICES. Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

                                    Pages, Inc.
                                    801 94th Street North
                                    St. Petersburg, FL  33702
                                    Attn:  S. Robert Davis

         or to:

                                    CA Short Company
                                    4205 East Dixon Boulevard
                                    Shelby, NC  28150
                                    Attn:  Charles R. Davis

         9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the other party and any attempt to effect any such assignment without such consent shall be void.

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


                                SIGNATURE PAGE TO

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                        PAGES, INC. AND CA SHORT COMPANY

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       PAGES, INC.


                                       By:  /s/ S. Robert Davis
                                          ------------------------------
                                       S. Robert Davis as President

                                       CA SHORT COMPANY

                                       By:  /s/ Charles R. Davis
                                          ------------------------------
                                          Charles R. Davis as President



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